EXHIBIT 99.1

JOINT FILING AGREEMENT

MAY 8, 2015

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, ALEPH LLC, PEAK6 Investments, L.P., PEAK6 Capital Management LLC, Matthew Hulsizer and Jennifer Just, each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto) with respect to the Class A common stock, par value $0.001 per share, of Cinedigm Corp. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

ALEPH LLC /s/Matthew Hulsizer, Manager	Matthew Hulsizer /s/Matthew Hulsizer
Signature	Signature

Jennifer Just /s/Jennifer Just
Signature

PEAK6 Investments, L.P. /s/ Matthew Hulsizer, Manager of the General Partner
Name/Title

PEAK6 Capital Management LLC /s/ George Ruhana, CEO
Name/Title